SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 30, 2003

MATRITECH, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)

1-12128	4-2985132

(Commission File Number)	(IRS Employer Identification No.)

330 Nevada Street, Newton, Massachusetts 02460 USA

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(617) 928-0820

ITEM 5. Other Events
ITEM 7. Financial Statements and Exhibits
SIGNATURES
EX-99.1 PRESS RELEASE NOVEMBER 3, 2003

ITEM 5.    Other Events

     On October 30, 2003, Matritech, Inc. and Cytogen Corporation executed an amendment and restatement of the Distribution Agreement originally entered into by the parties on October 18, 2002 (the “Restated Agreement”). Under the terms of the Restated Agreement, which takes effect on November 8, 2003, Cytogen will have a non-exclusive right to sell BladderChek to urologists until December 31, 2003 and an exclusive right to continue to sell BladderChek to oncologists for the term of the Restated Agreement. The term of the Restated Agreement expires on December 31, 2004 and is renewable annually thereafter upon the mutual consent of the parties. The parties also have agreed to remove the requirement that Cytogen sell a minimum quantity of BladderChek in order to maintain its exclusivity.

ITEM 7.    Financial Statements and Exhibits

99.1	Press Release of Matritech, Inc., dated November 3, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on this 3rd day of November, 2003.

MATRITECH, INC.

By:	/s/ Stephen D. Chubb Name: Stephen D. Chubb Title: Chief Executive Officer

Exhibit Index

Exhibit Number	Description	Page Number in Sequentially Numbered Copy

99.1	Press Release issued by the Registrant on November 3, 2003, relating to marketing to Oncologists and Urologist with Cytogen Corporation	5